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Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
United Dominion Industries Limited

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-24043, 333-29843, 333-29851, 333-29857, 333-29855, 333-38443,
333-70245, 333-82645, and 333-82647) and on Form S-3 (No. 333-56364) of SPX
Corporation of our report dated January 25, 2001, except as to note 14 which is as of March 11, 2001, with respect to the consolidated statements of financial position of United Dominion Industries Limited as at December 31, 2000 and 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 40-F of United Dominion Industries Limited, which report also appears in and is incorporated by reference in this Current Report on Form 8-K filed by SPX Corporation.


KPMG LLP
Chartered Accountants

Toronto, Canada
April 13, 2001